UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 19, 2011

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c))

Item 3.01.                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule orStandard; Transfer of Listing.

On January 20, 2011, following the issuance of its press release on January 19, 2011 reported in Item 7.01 below, Volt Information Sciences, Inc. (the “Company”) received a letter from the NYSE Regulation, Inc. (the “NYSE”) indicating that, since the Company will be unable to file its Annual Report on Form 10-K for the year ended November 1, 2009 by February 1, 2011, the NYSE will suspend trading in the Company’s common stock prior to the opening of trading on Thursday, January 27, 2011, and that the NYSE will move forward with the initiation of delisting procedures. The Company intends to appeal that decision through the process provided under the NYSE rules. The Company anticipates that its common stock will be eligible for quotation through the facilities of the OTC Markets Group Inc. at the open of business on Thursday, January 27, 2011 and intends to advise the public by press release of the new symbol for its common stock when available.

Item 7.01.                      Regulation FD Disclosure.

On January 19, 2011, the Company issued an updating press release.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 and Exhibit 99.1 herein are being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)       Exhibits:

99.1           The Company’s press release dated January 19, 2011.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	January 20, 2011	By:	/s/ Jack Egan
Jack Egan, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

99.1	The Company’s press release dated January 19, 2011.